Exhibit 99.1
Starbucks Reports Q3 Fiscal 2022 Results
Consolidated Net Revenues Up 9% to a quarterly record $8.2 Billion
Q3 Comparable Store Sales Up 3% Globally; Up 9% in the U.S. and Up Double Digits Internationally, ex-China
Q3 GAAP EPS $0.79; Non-GAAP EPS of $0.84, Driven by U.S. Performance and Global Demand Outside of China
Active Starbucks® Rewards Membership Up 13% in the U.S. in Q3 to 27.4 Million Members

SEATTLE; August 2, 2022 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal third quarter ended July 3, 2022. GAAP results in fiscal 2022 and fiscal 2021 include items that are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q3 Fiscal 2022 Highlights

•Global comparable store sales increased 3%, driven by a 6% increase in average ticket, partially offset by a 3% decline in comparable transactions
◦North America comparable store sales increased 9%, driven by an 8% increase in average ticket and a 1% increase in comparable transactions; U.S. comparable store sales increased 9%, primarily driven by an 8% increase in average ticket
◦International comparable store sales decreased 18%, driven by a 15% decline in comparable transactions and a 4% decline in average ticket; China comparable store sales decreased 44%, driven by a 43% decline in comparable transactions and a 1% decline in average ticket
•The company opened 318 net new stores in Q3, ending the period with 34,948 stores globally: 51% company-operated and 49% licensed
◦At the end of Q3, stores in the U.S. and China comprised 61% of the company’s global portfolio, with 15,650 stores in the U.S and 5,761 stores in China
•Consolidated net revenues up 9% to a quarterly record $8.2 billion, including a 2% adverse impact from foreign currency translation
•GAAP operating margin of 15.9% decreased 400 basis points from 19.9% in the prior year, primarily driven by inflationary pressures, investments in labor including enhanced store partner wages as well as sales deleverage related to COVID-19 restrictions in China, partially offset by pricing in North America and leverage across markets outside of China
◦Non-GAAP operating margin of 16.9% decreased from 20.4% in the prior year
•GAAP earnings per share of $0.79, down from $0.97 in the prior year
◦Non-GAAP earnings per share of $0.84, down from $0.99 in the prior year
•Starbucks® Rewards loyalty program 90-day active members in the U.S. increased to 27.4 million, up 13% year-over-year

“We have clear line-of-sight on what we need to do to reinvent the company, elevate our partner and customer experiences and drive accelerated, profitable growth all around the world,” said Howard Schultz, interim chief executive officer. “The Q3 results we announced today demonstrate the early progress we have made in just four short months,” Schultz added.

“We delivered record-breaking revenue performance during the quarter from continued strength in customer demand globally, balanced with our ability to execute investments despite macroeconomic and operational headwinds. Our commitment to deliver shareholder value has not wavered, and we are making the right decisions and investments today for the future of Starbucks,” commented Rachel Ruggeri, chief financial officer.

Q3 North America Segment Results (1)

	Quarter Ended		Change (%)
($ in millions)	Jul 3, 2022	Jun 27, 2021
Change in Comparable Store Sales (2)	9%	84%
Change in Transactions	1%	82%
Change in Ticket	8%	1%
Store Count	17,050	16,752	2%
Revenues	$6,058.4	$5,370.7	13%
Operating Income	$1,330.1	$1,304.3	2%
Operating Margin	22.0%	24.3%	(230) bps
(1) North America store count, revenues, operating income and operating margin for the quarter ended June 27, 2021, have been restated to conform with current period presentation.
(2) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the North America segment grew 13% over Q3 FY21 to $6.1 billion in Q3 FY22, primarily driven by a 9% increase in company-operated comparable store sales, driven by an 8% increase in average ticket and a 1% increase in transactions, net new store growth of 2% over the past 12 months and strength in our licensed store sales.

Operating income increased to $1,330.1 million in Q3 FY22, up from $1,304.3 million in Q3 FY21. Operating margin of 22.0% contracted from 24.3% in the prior year, primarily driven by higher commodity and supply chain costs due to inflationary pressures, investments in labor including enhanced store partner wages as well as increased spend on partner training support costs. This contraction was partially offset by pricing.

Q3 International Segment Results (1)

	Quarter Ended		Change (%)
($ in millions)	Jul 3, 2022	Jun 27, 2021
Change in Comparable Store Sales (2)	(18)%	41%
Change in Transactions	(15)%	55%
Change in Ticket	(4)%	(9)%
Store Count	17,898	16,543	8%
Revenues	$1,584.7	$1,688.0	(6)%
Operating Income	$135.3	$327.3	(59)%
Operating Margin	8.5%	19.4%	(1,090) bps
(1) International store count, revenues, operating income and operating margin for the quarter ended June 27, 2021, have been restated to conform with current period presentation.
(2) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the International segment declined 6% over Q3 FY21 to $1.6 billion in Q3 FY22, driven by an 18% decline in comparable store sales, primarily attributable to COVID-19 related restrictions in China, as well as a 9% adverse impact from foreign currency translation. These decreases were partially offset by growth in our licensed store revenue including higher product sales, royalty revenues and the conversion of the Korea market from a joint venture to a fully licensed market in Q4 FY21, as well as 1,355 net new store openings, or 8% store growth, over the past 12 months.

Operating income decreased to $135.3 million in Q3 FY22 compared to $327.3 million in Q3 FY21. Operating margin of 8.5% contracted from 19.4% in the prior year, primarily driven by sales deleverage related to COVID-19 restrictions in China, higher commodity and supply chain costs due to inflationary pressures, lower government subsidies and investments in store partner wages, partially offset by sales leverage across markets outside of China.
Q3 Channel Development Segment Results

	Quarter Ended		Change (%)
($ in millions)	Jul 3, 2022	Jun 27, 2021
Revenues	$479.7	$414.0	16%
Operating Income	$191.7	$216.0	(11)%
Operating Margin	40.0%	52.2%	(1,220) bps

Net revenues for the Channel Development segment grew 16% over Q3 FY21 to $479.7 million in Q3 FY22, driven by growth in the Global Coffee Alliance and ready-to-drink business.

Operating income decreased to $191.7 million in Q3 FY22 compared to $216.0 million in Q3 FY21. Operating margin of 40.0% contracted from 52.2% in the prior year, primarily due to lapping Global Coffee Alliance transition related activities and a decline in our North American Coffee Partnership joint venture income, largely due to inflationary pressures as well as business mix shift.

Fiscal 2022 Financial Targets

The company's guidance remains suspended for the balance of this fiscal year. Its Q3 FY22 earnings conference call will start today at 2:00 p.m. Pacific Time. These items can be accessed on the company's Investor Relations website during and after the call. The company uses its website as a tool to disclose important information about the company and comply with its disclosure obligations under Regulation Fair Disclosure.

Company Updates

1.Since its announcement in May, the company has worked with its licensed operator to exit its business and brand in Russia and to support the nearly 2,000 green apron partners in Russia, including pay for six months and assistance for partners to transition to new opportunities outside of Starbucks.

2.In May, the company announced entry into a definitive agreement for Bolthouse Farms to acquire the brand and business of Evolution Fresh. The acquisition closed on August 1, 2022. Participating U.S. Starbucks stores continue to sell Evolution Fresh products.

3.In June, the company expanded U.S. healthcare benefits to ensure partners (employees) have access to quality healthcare. The benefit will reimburse partners enrolled in a Starbucks healthcare plan for eligible travel expenses to access an abortion or gender-affirming procedures when those services are not available within 100 miles of a partner's home.

4.In June, the company announced the creation of the Heritage Market, connecting three of the company's most iconic and visited stores and partners who lead them. Partners at these stores will be uniquely trained in the company’s heritage and hometown to offer regular tours and immersions for customers. Together, the three stores in Starbucks hometown of Seattle represent the company’s historic past, present and reimagined future.

5.In June, the company announced that indoor dining services had resumed at most Starbucks locations across Shanghai, marking another milestone in the company’s COVID journey.

6.In July, the company reaffirmed its commitment to create a safe, welcoming and kind third place environment through select additional measures, including robust safety trainings, clarifying procedures, modifying operations and closing stores where needed. This important work will directly shape the company's policies, programs and benefits to ensure partners feel supported and empowered.

7.In July, the company shared a set of principles and a new partnership for the reinvention of the next chapter of the company. The reinvention plan will include five strategic shifts: reunite the company to bring its mission to life, renew the well-being of retail partners by improving their experience, reimagine the store experience for greater connection, reconnect with customers by delivering memorable and personalized moments and redesign partnership by creating new ways to thrive together.

8.The Board of Directors declared a cash dividend of $0.49 per share, payable on August 26, 2022, to shareholders of record as of August 12, 2022.

Conference Call
Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, interim ceo, and other members of Starbucks executive leadership team. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Friday, September 2, 2022.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 34,000 stores worldwide, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at stories.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein and in our investor conference call related to these results are “forward-looking” statements within the meaning of applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include statements relating to trends in or expectations relating to the effects of our existing and any future initiatives, strategies, investments and plans, including our reinvention plan, as well as trends in or expectations regarding our financial results and long-term growth model and drivers; our operations in the U.S. and China; our environmental, social and governance efforts; our partners; economic and consumer trends, including the impact of inflationary pressures; impact of foreign currency translation; pricing actions; the conversion of certain market operations to fully licensed models; our plans for streamlining our operations, including store openings, closures and changes in store formats and models; expanding our licensing to Nestlé of our consumer packaged goods and Foodservice businesses and its effects on our Channel Development segment results; tax rates; business opportunities and expansion; strategic acquisitions; our dividends programs; commodity costs and our mitigation strategies; our liquidity, cash flow from operations, investments, borrowing capacity and use of proceeds; continuing compliance with our covenants under our credit facilities and commercial paper program; repatriation of cash to the U.S.; the likelihood of the issuance of additional debt and the applicable interest rate; the continuing impact of the COVID-19 pandemic on our financial results and future availability of governmental subsidies for COVID-19 or other public health events; our ceo transition; our share repurchase program; our use of cash and cash requirements; the expected effects of new accounting pronouncements and the estimated impact of changes in U.S. tax law, including on tax rates, investments funded by these changes and potential outcomes; and effects of legal proceedings. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. Actual future results and trends may differ materially depending on a variety of factors, including, but not limited to: the continuing impact of COVID-19 on our business; regulatory measures or voluntary actions that may be put in place to limit the spread of COVID-19, including restrictions on business operations or social distancing requirements, and the duration and efficacy of such restrictions; the resurgence of COVID-19 infections and the circulation of novel variants of COVID-19; fluctuations in U.S. and international economies and currencies; our ability to preserve, grow and leverage our brands; the ability of our business partners and third-party providers to fulfill their responsibilities and commitments; potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; costs associated with, and the successful execution of, the company’s initiatives and plans; new initiatives and plans or revisions to existing initiatives or plans; our ability to obtain financing on acceptable terms; the acceptance of the company’s products by our customers, evolving consumer preferences and tastes and changes in consumer spending behavior; partner investments, changes in the availability and cost of labor including any union organizing efforts and our responses to such efforts; failure to attract or retain key executive or employee talent or successfully transition executives; significant increased logistics costs; inflationary pressures; the impact of competition; inherent risks of operating a global business including any potential negative effects stemming from the Russian invasion of Ukraine; the prices and availability of coffee, dairy and other raw materials; the effect of legal proceedings; and the effects of changes in tax laws and related guidance and regulations that may be implemented and other risks detailed in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings.

A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this release. We are under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Metrics
The company's financial results and long-term growth model will continue to be driven by new store openings, comparable store sales growth and operating margin management. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our marketing and operational strategies.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Tiffany Willis	Maggie Jantzen
investorrelations@starbucks.com	press@starbucks.com
206-318-7100

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Jul 3, 2022	Jun 27, 2021	% Change	Jul 3, 2022	Jun 27, 2021

				As a % of total net revenues
Net revenues:
Company-operated stores	$6,675.5	$6,363.1	4.9%	81.9%	84.9%
Licensed stores	956.8	680.2	40.7	11.7	9.1
Other	517.8	453.2	14.3	6.4	6.0
Total net revenues	8,150.1	7,496.5	8.7	100.0	100.0
Product and distribution costs	2,613.6	2,206.0	18.5	32.1	29.4
Store operating expenses	3,302.5	2,966.9	11.3	40.5	39.6
Other operating expenses	135.1	71.4	89.2	1.7	1.0
Depreciation and amortization expenses	356.8	354.3	0.7	4.4	4.7
General and administrative expenses	486.7	494.9	(1.7)	6.0	6.6
Restructuring and impairments	14.0	19.8	(29.3)	0.2	0.3
Total operating expenses	6,908.7	6,113.3	13.0	84.8	81.5
Income from equity investees	54.1	105.5	(48.7)	0.7	1.4
Operating income	1,295.5	1,488.7	(13.0)	15.9	19.9
Interest income and other, net	19.8	36.0	(45.0)	0.2	0.5
Interest expense	(123.1)	(113.4)	8.6	(1.5)	(1.5)
Earnings before income taxes	1,192.2	1,411.3	(15.5)	14.6	18.8
Income tax expense	278.5	257.1	8.3	3.4	3.4
Net earnings including noncontrolling interests	913.7	1,154.2	(20.8)	11.2	15.4
Net earnings attributable to noncontrolling interests	0.8	0.8	0.0	0.0	0.0
Net earnings attributable to Starbucks	$912.9	$1,153.4	(20.9)	11.2%	15.4%
Net earnings per common share - diluted	$0.79	$0.97	(18.6)%
Weighted avg. shares outstanding - diluted	1,151.0	1,186.2
Cash dividends declared per share	$0.49	$0.45
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				49.5%	46.6%
Effective tax rate including noncontrolling interests				23.4%	18.2%

	Three Quarters Ended			Three Quarters Ended
	Jul 3, 2022	Jun 27, 2021	% Change	Jul 3, 2022	Jun 27, 2021
				As a % of total net revenues
Net revenues:
Company-operated stores	$19,674.7	$17,742.8	10.9%	82.5%	84.8%
Licensed stores	2,657.0	1,889.0	40.7	11.1	9.0
Other	1,504.4	1,282.1	17.3	6.3	6.1
Total net revenues	23,836.1	20,913.9	14.0	100.0	100.0
Product and distribution costs	7,606.4	6,247.5	21.8	31.9	29.9
Store operating expenses	10,017.1	8,657.6	15.7	42.0	41.4
Other operating expenses	338.4	250.8	34.9	1.4	1.2
Depreciation and amortization expenses	1,090.5	1,087.0	0.3	4.6	5.2
General and administrative expenses	1,494.0	1,431.4	4.4	6.3	6.8
Restructuring and impairments	10.9	115.0	(90.5)	0.0	0.5
Total operating expenses	20,557.3	17,789.3	15.6	86.2	85.1
Income from equity investees	143.5	265.3	(45.9)	0.6	1.3
Operating income	3,422.3	3,389.9	1.0	14.4	16.2
Interest income and other, net	66.0	68.6	(3.8)	0.3	0.3
Interest expense	(357.6)	(349.2)	2.4	(1.5)	(1.7)
Earnings before income taxes	3,130.7	3,109.3	0.7	13.1	14.9
Income tax expense	725.9	673.6	7.8	3.0	3.2
Net earnings including noncontrolling interests	2,404.8	2,435.7	(1.3)	10.1	11.6
Net earnings attributable to noncontrolling interests	1.5	0.8	87.5	0.0	0.0
Net earnings attributable to Starbucks	$2,403.3	$2,434.9	(1.3)	10.1%	11.6%
Net earnings per common share - diluted	$2.07	$2.06	0.5%
Weighted avg. shares outstanding - diluted	1,160.5	1,184.7
Cash dividends declared per share	$1.47	$1.80
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				50.9%	48.8%
Effective tax rate including noncontrolling interests				23.2%	21.7%

Segment Results (in millions)

North America (1)

	Jul 3, 2022	Jun 27, 2021	% Change	Jul 3, 2022	Jun 27, 2021
Quarter Ended				As a % of North America total net revenues
Net revenues:
Company-operated stores	$5,513.2	$4,929.8	11.8%	91.0%	91.8%
Licensed stores	544.2	439.0	24.0	9.0	8.2
Other	1.0	1.9	(47.4)	0.0	0.0
Total net revenues	6,058.4	5,370.7	12.8	100.0	100.0
Product and distribution costs	1,713.2	1,399.9	22.4	28.3	26.1
Store operating expenses	2,670.0	2,346.8	13.8	44.1	43.7
Other operating expenses	55.4	38.0	45.8	0.9	0.7
Depreciation and amortization expenses	201.2	188.9	6.5	3.3	3.5
General and administrative expenses	76.5	73.0	4.8	1.3	1.4
Restructuring and impairments	12.0	19.8	(39.4)	0.2	0.4
Total operating expenses	4,728.3	4,066.4	16.3	78.0	75.7
Operating income	$1,330.1	$1,304.3	2.0%	22.0%	24.3%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				48.4%	47.6%

Three Quarters Ended
Net revenues:
Company-operated stores	$15,663.6	$13,483.1	16.2%	90.9%	91.8%
Licensed stores	1,567.1	1,195.6	31.1	9.1	8.1
Other	5.7	6.2	(8.1)	0.0	0.0
Total net revenues	17,236.4	14,684.9	17.4	100.0	100.0
Product and distribution costs	4,906.5	3,873.4	26.7	28.5	26.4
Store operating expenses	7,997.8	6,788.8	17.8	46.4	46.2
Other operating expenses	150.7	118.7	27.0	0.9	0.8
Depreciation and amortization expenses	603.2	563.9	7.0	3.5	3.8
General and administrative expenses	224.5	221.6	1.3	1.3	1.5
Restructuring and impairments	8.9	115.0	(92.3)	0.1	0.8
Total operating expenses	13,891.6	11,681.4	18.9	80.6	79.5
Operating income	$3,344.8	$3,003.5	11.4%	19.4%	20.5%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				51.1%	50.4%
(1)North America licensed store revenues, total net revenues, product and distribution costs, other operating expenses, total operating expenses and operating income for the quarter and three quarters ended June 27, 2021, have been restated to conform with current period presentation.

International (1)

	Jul 3, 2022	Jun 27, 2021	% Change	Jul 3, 2022	Jun 27, 2021
Quarter Ended				As a % of International total net revenues
Net revenues:
Company-operated stores	$1,162.3	$1,433.3	(18.9)%	73.3%	84.9%
Licensed stores	412.6	241.2	71.1	26.0	14.3
Other	9.8	13.5	(27.4)	0.6	0.8
Total net revenues	1,584.7	1,688.0	(6.1)	100.0	100.0
Product and distribution costs	550.3	518.0	6.2	34.7	30.7
Store operating expenses	632.5	620.1	2.0	39.9	36.7
Other operating expenses	60.2	40.0	50.5	3.8	2.4
Depreciation and amortization expenses	125.0	129.7	(3.6)	7.9	7.7
General and administrative expenses	81.8	94.9	(13.8)	5.2	5.6
Total operating expenses	1,449.8	1,402.7	3.4	91.5	83.1
Income from equity investees	0.4	42.0	(99.0)	0.0	2.5
Operating income	$135.3	$327.3	(58.7)%	8.5%	19.4%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				54.4%	43.3%

Three Quarters Ended
Net revenues:
Company-operated stores	$4,011.1	$4,259.7	(5.8)%	77.7%	85.1%
Licensed stores	1,089.9	693.4	57.2	21.1	13.8
Other	62.1	53.8	15.4	1.2	1.1
Total net revenues	5,163.1	5,006.9	3.1	100.0	100.0
Product and distribution costs	1,746.8	1,582.2	10.4	33.8	31.6
Store operating expenses	2,019.3	1,868.8	8.1	39.1	37.3
Other operating expenses	138.8	107.5	29.1	2.7	2.1
Depreciation and amortization expenses	391.4	413.1	(5.3)	7.6	8.3
General and administrative expenses	252.7	262.0	(3.5)	4.9	5.2
Total operating expenses	4,549.0	4,233.6	7.4	88.1	84.6
Income from equity investees	1.6	95.0	(98.3)	0.0	1.9
Operating income	$615.7	$868.3	(29.1)%	11.9%	17.3%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				50.3%	43.9%
(1)International licensed store revenues, total net revenues, product and distribution costs, other operating expenses, general and administrative expenses, total operating expenses and operating income for the quarter and three quarters ended June 27, 2021, have been restated to conform with current period presentation.

Channel Development

	Jul 3, 2022	Jun 27, 2021	% Change	Jul 3, 2022	Jun 27, 2021
Quarter Ended				As a % of Channel Development total net revenues
Net revenues	$479.7	$414.0	15.9%
Product and distribution costs	325.8	268.3	21.4	67.9%	64.8%
Other operating expenses	13.6	(9.9)	nm	2.8	(2.4)
Depreciation and amortization expenses	—	0.2	(100.0)	—	0.0
General and administrative expenses	2.3	2.9	(20.7)	0.5	0.7
Total operating expenses	341.7	261.5	30.7	71.2	63.2
Income from equity investees	53.7	63.5	(15.4)	11.2	15.3
Operating income	$191.7	$216.0	(11.3)%	40.0%	52.2%

Three Quarters Ended
Net revenues	$1,359.9	$1,155.3	17.7%
Product and distribution costs	885.2	733.8	20.6	65.1%	63.5%
Other operating expenses	35.7	14.2	151.4	2.6	1.2
Depreciation and amortization expenses	0.1	0.9	(88.9)	0.0	0.1
General and administrative expenses	8.1	7.4	9.5	0.6	0.6
Total operating expenses	929.1	756.3	22.8	68.3	65.5
Income from equity investees	141.9	170.3	(16.7)	10.4	14.7
Operating income	$572.7	$569.3	0.6%	42.1%	49.3%

Corporate and Other (1)

	Jul 3, 2022	Jun 27, 2021	% Change

Quarter Ended
Net revenues	$27.3	$23.8	14.7%
Product and distribution costs	24.3	19.8	22.7
Other operating expenses	5.9	3.3	78.8
Depreciation and amortization expenses	30.6	35.5	(13.8)
General and administrative expenses	326.1	324.1	0.6
Restructuring and impairments	2.0	—	nm
Total operating expenses	388.9	382.7	1.6
Operating loss	$(361.6)	$(358.9)	0.8%

Three Quarters Ended
Net revenues	$76.7	$66.8	14.8%
Product and distribution costs	67.9	58.1	16.9
Other operating expenses	13.2	10.4	26.9
Depreciation and amortization expenses	95.8	109.1	(12.2)
General and administrative expenses	1,008.7	940.4	7.3
Restructuring and impairments	2.0	—	nm
Total operating expenses	1,187.6	1,118.0	6.2
Operating loss	$(1,110.9)	$(1,051.2)	5.7%
(1)Corporate and other general and administrative expenses, total operating expenses and operating loss for the quarter and three quarters ended June 27, 2021, have been restated to conform with current period presentation.
Corporate and Other primarily consists of our unallocated corporate operating expenses and Evolution Fresh.

STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Jul 3, 2022	Oct 3, 2021
ASSETS
Current assets:
Cash and cash equivalents	$3,177.5	$6,455.7
Short-term investments	76.9	162.2
Accounts receivable, net	1,146.1	940.0
Inventories	2,132.9	1,603.9
Prepaid expenses and other current assets	534.1	594.6
Total current assets	7,067.5	9,756.4
Long-term investments	292.5	281.7
Equity investments	302.7	268.5
Property, plant and equipment, net	6,408.2	6,369.5
Operating lease, right-of-use asset	8,037.1	8,236.0
Deferred income taxes, net	1,752.9	1,874.8
Other long-term assets	640.7	578.5
Other intangible assets	203.4	349.9
Goodwill	3,451.2	3,677.3
TOTAL ASSETS	$28,156.2	$31,392.6
LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$1,489.8	$1,211.6
Accrued liabilities	2,068.9	2,321.2
Accrued payroll and benefits	706.8	772.3
Current portion of operating lease liability	1,214.8	1,251.3
Stored value card liability and current portion of deferred revenue	1,723.0	1,596.1
Short-term debt	200.0	—
Current portion of long-term debt	999.1	998.9
Total current liabilities	8,402.4	8,151.4
Long-term debt	13,930.8	13,616.9
Operating lease liability	7,554.4	7,738.0
Deferred revenue	6,333.1	6,463.0
Other long-term liabilities	594.4	737.8
Total liabilities	36,815.1	36,707.1
Shareholders' deficit:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,146.9 and 1,180.0 shares, respectively	1.1	1.2
Additional paid-in capital	117.1	846.1
Retained deficit	(8,719.7)	(6,315.7)
Accumulated other comprehensive income/(loss)	(65.0)	147.2
Total shareholders’ deficit	(8,666.5)	(5,321.2)
Noncontrolling interests	7.6	6.7
Total deficit	(8,658.9)	(5,314.5)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)	$28,156.2	$31,392.6

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in millions)

	Three Quarters Ended
	Jul 3, 2022	Jun 27, 2021
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$2,404.8	$2,435.7
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,169.0	1,146.2
Deferred income taxes, net	35.0	(113.2)
Income earned from equity method investees	(175.0)	(238.3)
Distributions received from equity method investees	145.9	226.7
Stock-based compensation	206.6	255.3
Non-cash lease costs	1,090.4	931.7
Loss on retirement and impairment of assets	89.6	204.7
Other	(44.7)	(6.8)
Cash provided by/(used in) changes in operating assets and liabilities:
Accounts receivable	(245.5)	(13.1)
Inventories	(557.3)	8.4
Accounts payable	341.7	108.2
Deferred revenue	32.7	52.4
Operating lease liability	(1,201.4)	(1,029.8)
Other operating assets and liabilities	5.8	500.3
Net cash provided by operating activities	3,297.6	4,468.4
INVESTING ACTIVITIES:
Purchases of investments	(117.3)	(367.3)
Sales of investments	72.6	130.4
Maturities and calls of investments	59.5	298.7
Additions to property, plant and equipment	(1,295.4)	(985.7)
Other	(95.7)	(62.3)
Net cash used in investing activities	(1,376.3)	(986.2)
FINANCING ACTIVITIES:
Net proceeds/(payments) from issuance of commercial paper	200.0	(296.5)
Net proceeds from issuance of short-term debt	38.9	215.6
Repayments of short-term debt	(38.9)	(346.2)
Proceeds from issuance of long-term debt	1,498.1	—
Repayments of long-term debt	(1,000.0)	(1,250.0)
Proceeds from issuance of common stock	75.5	191.6
Cash dividends paid	(1,701.1)	(1,588.2)
Repurchase of common stock	(4,013.0)	—
Minimum tax withholdings on share-based awards	(123.5)	(94.2)
Other	(9.2)	—
Net cash used in financing activities	(5,073.2)	(3,167.9)
Effect of exchange rate changes on cash and cash equivalents	(126.3)	87.9
Net increase/(decrease) in cash and cash equivalents	(3,278.2)	402.2
CASH AND CASH EQUIVALENTS:
Beginning of period	6,455.7	4,350.9
End of period	$3,177.5	$4,753.1
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$344.9	$373.6
Income taxes	$911.2	$407.9

Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Jul 3, 2022	Jun 27, 2021
Revenues	$5,622.9	$4,984.6	13%
Change in Comparable Store Sales (1)	9%	83%
Change in Transactions	0%	80%
Change in Ticket	8%	1%
Store Count	15,650	15,348	2%
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed.

China Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Jul 3, 2022	Jun 27, 2021
Revenues	$544.5	$905.2	(40)%
Change in Comparable Store Sales (1)	(44)%	19%
Change in Transactions	(43)%	30%
Change in Ticket	(1)%	(9)%
Store Count	5,761	5,135	12%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates, stores identified for permanent closure and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Three Quarters Ended		Stores open as of
	Jul 3, 2022	Jun 27, 2021	Jul 3, 2022	Jun 27, 2021	Jul 3, 2022	Jun 27, 2021
North America:
Company-operated stores	96	40	189	(249)	10,050	9,860
Licensed stores	28	11	35	61	7,000	6,892
Total North America (1)	124	51	224	(188)	17,050	16,752
International:
Company-operated stores	130	177	445	485	7,717	7,013
Licensed stores	64	124	446	338	10,181	9,530
Total International (1)	194	301	891	823	17,898	16,543
Total Company	318	352	1,115	635	34,948	33,295
(1)North America and International licensed and total stores as of June 27, 2021, have been recast as a result of our fiscal 2021 operating segment reporting structure realignment.

Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. Our non-GAAP financial measures of non-GAAP general and administrative expenses (G&A), non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share exclude the below-listed items and their related tax impacts, as they do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share are general and administrative expenses, operating income, operating income growth, operating margin, effective tax rate and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Restructuring and impairment costs	Management excludes restructuring and impairment costs relating to the write-down of certain company-operated store and corporate assets. Management excludes these items for reasons discussed above. These expenses are anticipated to be completed within a finite period of time.
Transaction and integration-related costs	Management excludes transaction and integration costs, primarily amortization, of the acquired intangible assets for reasons discussed above. Additionally, the majority of these costs will be recognized over a finite period of time.
Nestlé transaction and integration-related costs	Management excludes the transaction and integration-related costs related to the Global Coffee Alliance with Nestlé (inclusive of incremental costs to grow and develop the alliance) for reasons discussed above.

Non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

Certain non-GAAP measures included in this report were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include acquisitions, divestitures, restructuring and other items. The unavailable information could have a significant impact on the company’s GAAP financial results.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Quarter Ended (1)
Consolidated	Jul 3, 2022	Jun 28, 2021 (2)	Change
Operating income, as reported (GAAP)	$1,295.5	$1,488.7	(13.0)%
Restructuring and impairment costs (3)	14.0	19.8
Transaction and integration-related costs (4)	63.5	42.3
Nestlé transaction and integration-related costs (5)	—	(22.8)
Non-GAAP operating income	$1,373.0	$1,528.0	(10.1)%

Operating margin, as reported (GAAP)	15.9%	19.9%	(400) bps
Restructuring and impairment costs (3)	0.2	0.3
Transaction and integration-related costs (4)	0.8	0.6
Nestlé transaction and integration-related costs (5)	—	(0.3)
Non-GAAP operating margin	16.9%	20.4%	(350) bps

Diluted net earnings per share, as reported (GAAP)	$0.79	$0.97	(18.6)%
Restructuring and impairment costs (3)	0.01	0.02
Transaction and integration-related costs (4)	0.06	0.04
Nestlé transaction and integration-related costs (5)	—	(0.02)
Income tax effect on Non-GAAP adjustments (6)	(0.02)	(0.02)
Non-GAAP EPS	$0.84	$0.99	(15.2)%
(1)Certain numbers may not foot due to rounding convention.
(2)In the first quarter of fiscal 2022, the company changed its treatment of removing certain integration costs related to the acquisitions of Starbucks Japan and East China for its non-GAAP financial measures. Integration costs, primarily related to information technology investments and compensation-related programs, are deemed to be representative of ongoing operations. These integration costs will remain in our non-GAAP measures; non-GAAP measures for the quarter ended June 27, 2021 have been recast to reflect this change.
(3)Represents costs associated with our restructuring efforts.
(4)Includes amortization expense of acquired intangible assets associated with the acquisition of East China. The third quarter of fiscal 2022 also includes other expenses associated with our Russia market exit. The third quarter of fiscal 2021 also includes amortization expense of acquired intangible assets associated with the acquisition of Starbucks Japan.
(5)Represents costs associated with the Global Coffee Alliance with Nestlé and a change in estimate relating to a transaction cost accrual.
(6)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

Q3 QTD FY22 NON-GAAP DISCLOSURE DETAILS
(in millions and before income taxes)

Q3 QTD FY22	North America	International	Channel Development	Corporate and Other		Consolidated
Statement of Earnings Line Item	Restructuring and Impairment Costs	Transaction and Integration-Related Costs	Nestlé Transaction and Integration-Related Costs	Transaction and Integration-Related Costs	Restructuring and Impairment Costs	Total Non-GAAP Adjustment
Other operating expenses	$—	$20.0	$—	$2.1	$—	$22.1
Depreciation and amortization expenses	—	41.4	—	—	—	41.4
Restructuring and impairments	12.0	—	—	—	2.0	14.0
Total impact to operating income	$(12.0)	$(61.4)	$—	$(2.1)	$(2.0)	$(77.5)